Exhibit 99.2

 1  Investor PresentationApril 26, 2022  NASDAQ: FBMS

 2  Safe Harbor  ABOUT THE FIRST BANCSHARES, INC.The First Bancshares, Inc. (“FBMS” or the “Company”), headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Contact: Chandra Kidd, Corporate Secretary.   ADDITIONAL INFORMATION ABOUT THE MERGER & WHERE TO FIND ITIn connection with the proposed merger of FBMS and Beach, FBMS will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of Beach and a prospectus of FBMS, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FBMS, BEACH AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of Beach seeking the required shareholder approvals. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by FBMS through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed   PARTICIPANTS IN THE TRANSACTIONFBMS, Beach Bancorp, Inc. (“Beach”) and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Beach in connection with the proposed transaction. Information about the directors and executive officers of FBMS may be found in the definitive proxy statement of FBMS filed with the SEC on April 6, 2022. Additional information regarding the interests of these participants and the directors and executive officers of Beach will also be included in the proxy statement/prospectus regarding the proposed transaction when it become available. The definitive proxy statement can be obtained free of charge from the sources described above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

 3  Forward Looking Statements  This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) changes in applicable laws, rules, or regulations; (5) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (6) changes in management’s plans for the future; (7) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (8) changes in accounting principles, policies, or guidelines; (9) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; (10) the continued impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (11) higher inflation and its impacts; (12) the effects of war or other conflicts including the impacts relating to or resulting from Russia’s military action in Ukraine; and (13) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. Statements about the potential effects of the COVID-19 pandemic and related variants on the Company’s assets, business, liquidity, financial condition, prospects, and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, employees, third parties and the Company.Risks relating to the proposed Beach Bancorp, Inc. merger (the “Merger”) including, without limitation, (1) the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, (2) disruption from the Merger with customers, suppliers, employee or other business partners relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of one or both of the definitive agreement in respect of the Merger, (4) the risk of successful integration of Beach Bancorp, Inc. into the Company, (5) the failure to obtain the necessary approval by the shareholders of Beach Bancorp, Inc., (6) the amount of the costs, fees, expenses and charges related to the Merger, (7) the ability by the Company to obtain required governmental approvals of the Merger, (8) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the Merger, (9) the failure of the closing conditions in the definitive agreements in respect of the Merger to be satisfied, or any unexpected delay in closing of the Merger, (10) the risk that the integration of the operations of Beach Bancorp, Inc. into the operations of the Company will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by the Company’s issuance of additional shares of its common stock in the Merger, and (13) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed.These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

 4  Loan Portfolio Potential Increased Risk SectorsMarch 31, 2022   SECTOR   BOOK BALANCE   AVAILABLE   TOTAL COMMITTED  % OF LOANS  HOTELS  $112.3 MILLION  $23.5 MILLION  $135.8 MILLION  4.6%  RESTAURANTS  $ 86.4 MILLION  $ 4.5 MILLION  $ 90.9 MILLION  3.1%  RETAIL  $198.2 MILLION  $ 9.4 MILLION  $207.6 MILLION  7.0%  DIRECT ENERGY   $ 14.0 MILLION  $10.4 MILLION  $ 24.4 MILLION  0.8%  TOTAL   $410.9 MILLION  $47.8 MILLION  $458.7 MILLION  15.5%

 5  Loan Portfolio Risk Sectors DetailMarch 31, 2022  SECTOR   TOTAL COMMITTED  % OF LOANS  LTV %  HOTELS  $135.8 MILLION  4.6%  57.7%   FLAGGED  $73.6 MILLION       NON-FLAGGED  $62.2 MILLION      RESTAURANTS  $ 90.9 MILLION  3.1%  47.1%   CHAIN  $70.4 MILLION       NON-CHAIN  $18.7 MILLION       CONSTRUCTION  $ 1.8 MILLION      RETAIL  $207.6 MILLION  7.0%  51.5%   CONSTRUCTION  $26.6 MILLION       NON-OWNER OCCUPIED   $46.0 MILLION       RETAIL STRIP W/ ANCHOR  $50.3 MILLION       RETAIL STRIP NO ANCHOR  $84.7 MILLION

 6  Loan Portfolio Risk Sectors by StateMarch 31, 2022  SECTOR  TOTAL COMMITTED  % OF LOANS  LTV %  HOTELS  $135.8 MILLION  4.6%  57.7%   MISSISSIPPI   $24.9 MILLION    66.3%   LOUISIANA  $44.8 MILLION    47.9%   ALABAMA  $12.6 MILLION    42.0%   FLORIDA  $37.6 MILLION    67.2%   GEORGIA  $15.9 MILLION    67.2%  RESTAURANTS  $ 90.9 MILLION  3.1%  47.1%   MISSISSIPPI   $20.7 MILLION    73.1%   LOUISIANA   $39.7 MILLION    55.1%   ALABAMA  $ 8.7 MILLION    50.8%   FLORIDA  $19.4 MILLION    26.1%   GEORGIA   $ 2.4 MILLION    48.4%

 7  Risk Sectors by State ContinuedMarch 31, 2022  SECTOR  TOTAL COMMITTED  % OF LOANS  LTV %  RETAIL  $207.6 MILLION  7.0%  51.5%   MISSISSIPPI  $52.5 MILLION    55.9%   LOUISIANA  $47.2 MILLION    49.8%   ALABAMA  $23.6 MILLION    45.0%   FLORIDA   $62.0 MILLION    55.9%   GEORGIA  $22.3 MILLION    43.1%

 As of MARCH 31, 2022, we have 177 loans totaling $19.4 million with $0.7 million from round 1 and $18.7 million from round 2. the PPP loans have an average size of $109,700BALANCE OF Net Fees - $0.7 million ppp loans made to Enhanced Risk sectors are detailed below:   8  Payroll Protection Program (PPP)     HOTELS  $ 0.1 MILLION  RESTAURANTS  $ 4.3 MILLION  RETAIL  $ 1.9 MILLION   TOTAL   $ 6.3 MILLION

 9  LOAN RESERVES & NPAs    LOAN BALANCES  ALLL/CREDIT MARK  ALLL/MARK TO LOANS   TOTAL LOANS  $2.970 BILLION  $31.6 MILLION  1.06%  MARCH 31, 2022  NON PERFORMING ASSETS    BALANCES  % OF LOANS + OREO  LEGACY  $20.7 MILLION  0.70%  ACQUIRED  $ 6.9 MILLION  0.23%   TOTAL NON PERFORMING ASSETS  $27.6 MILLION  0.93%  RESERVES

 solid capital  10  Balance Sheet Management    MARCH 31, 2022 ESTIMATES  The First Bank  First Bancshares  TOTAL SHAREHOLDER’S EQUITY  $716.5 MILLION   $590.4 MILLION  COMMON EQUITY TIER 1 CAPITAL RATIO  16.9%  13.3%  TIER 1 CAPITAL RATIO  16.9%  13.8%  TOTAL RISK-BASED CAPITAL RATIO  17.7%  18.2%  LEVERAGE RATIO  10.1%  8.2%  TCE    6.7%

 11  NASDAQ: FBMS